UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2012

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On October 25, 2012, the Board of Directors (the “Board”) of Oshkosh Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to shareholders of record at the close of business on November 5, 2012 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A2 Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $75.00 per Unit, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 25, 2012 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. as Rights Agent.

Following is a summary of the terms of the Rights Agreement.  The following summary is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Rights Certificates; Exercise Period.  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (“Distribution Date”) will occur upon the earliest of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of ten percent (10%) (or fifteen percent (15)% in the case of a “13G Institutional Investor,” as defined in the Rights Agreement) or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of (x) repurchases of stock by the Company or (y) certain inadvertent actions by institutional or certain other shareholders; (ii) 10 business days (or such later date as the Board shall determine) following the commencement after the date of the Rights Agreement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person; and (iii) immediately prior to the acceptance for payment of the Common Stock tendered pursuant to any tender offer or exchange offer commenced by or on behalf of any person or group (other than the Company) prior to, and pending as of, the date of the Rights Agreement, that, if consummated, would result in such person or group becoming an Acquiring Person.

In addition, no person who, at the time of the adoption of the Rights Agreement, beneficially owned ten percent (10%) (or fifteen percent (15)% in the case of a “13G Institutional Investor,” as defined in the Rights Agreement) or more of the outstanding shares of Common Stock shall be deemed to be an Acquiring Person, unless and until such person acquires beneficial ownership of additional shares representing one percent (1%) or more of the outstanding shares.  For purposes of the Rights Agreement, beneficial ownership is defined to include ownership of derivative securities.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book-entry account system) and will be transferred with and only with such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.  Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m. New York, New York time on October 25, 2013, unless such date is extended or the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.  Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with the Rights.

Preferred Share Provisions.  Each one one-thousandth of a share of Preferred Stock, if issued:

•      will not be redeemable;

•      will entitle holders to quarterly dividend payments of $0.001 per one one-thousandth of a share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•      will entitle holders upon liquidation either to receive $1 per one one-thousandth of a share or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•      will have the same voting power as one share of Common Stock; and

•      if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Flip-in Trigger.  In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.  However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-over Trigger.  In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.  The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

Exchange Feature.  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments.  The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption Rights.  At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board).  Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendment of Rights.  Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.  The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

Miscellaneous.  Until a Right is exercised, the holder thereof, as such, will have no separate rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights.  Although the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Anti-Takeover Effects.  The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board.  As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

Item 3.03.               Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 of this Current Report, on October 26, 2012, the Company filed with the Department of Financial Institutions of the State of Wisconsin Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company relating to the Preferred Stock issuable upon exercise of the Rights (if the Rights become exercisable) as described under Item 1.01 of this Current Report.  A copy of the Articles of Amendment has been attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.               Other Events.

On October 26, 2012, the Company issued a press release which announced the adoption of the Rights Agreement and the declaration of the Rights dividend.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

(3.1)	Articles of Amendment to the Amended and Restated Articles of Incorporation of Oshkosh Corporation.

(4.1)

Rights Agreement by and between Oshkosh Corporation and Computershare Trust Company, N.A., as Rights Agent, including Terms of the Series 2A Junior Participating Preferred Stock as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto and the form of Summary of Rights as Exhibit C thereto.

(99.1)	Oshkosh Corporation Press Release dated October 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

By:	/s/ Bryan J. Blankfield
	Name:	Bryan J. Blankfield
	Title:	Executive Vice President,
General Counsel and Secretary

Dated:  October 26, 2012

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated October 25, 2012

Exhibit Number

(3.1)	Articles of Amendment to the Amended and Restated Articles of Incorporation of Oshkosh Corporation.

(4.1)

Rights Agreement by and between Oshkosh Corporation and Computershare Trust Company, N.A., as Rights Agent, including Terms of the Series 2A Junior Participating Preferred Stock as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto and the form of Summary of Rights as Exhibit C thereto.

(99.1)	Oshkosh Corporation Press Release dated October 26, 2012.